Exhibit 10.18

THIS SECURED SUBORDINATED PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE ACT OR ANY STATE SECURITIES LAW, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR THOSE LAWS OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

SECURED SUBORDINATED PROMISSORY NOTE

$2,500,000.00	October 30, 2014

FOR VALUE RECEIVED, Social Reality, Inc., a Delaware corporation (the “Payor”), hereby promises to pay, in lawful money of the United States of America, to Richard Steel or his successors or assigns (the “Holder”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the “Principal Amount”), together with interest on the unpaid portion of the Principal Amount from time to time outstanding at the rate of 5.00% per annum.

1.

Purchase Agreement; Definitions. This Secured Subordinated Promissory Note (this “Note”) is being delivered to the Holder in connection with the execution and delivery of that certain Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), by and among the Payor, the Holder and Steel Media, a California corporation (the “Company”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2.

Principal and Interest; Payment.  Subject to earlier payment pursuant to the terms of Section 5, the entire unpaid Principal Amount, together with all accrued and unpaid interest thereon, shall be due and payable on October 30, 2015 (the “Maturity Date”). Any payment hereunder which would be payable on a day which is not a Business Day shall instead be due and payable on the Business Day prior to such date for payment.  All  payments made hereunder shall be made in lawful tender of the United States of America in immediately available funds on the date on which such payment shall be due.

3.

Default; Remedies.

(a)

Event of Default.  The Payor shall be in default under this Note upon the occurrence of any of the following events (each, an “Event of Default”):

(i)

the Payor shall fail to pay when due any principal or interest or other payment required under the terms of this Note;

(ii)

the Payor shall fail to observe or perform any covenant, obligation, condition, or agreement in any material respect contained in this Note or any other Transaction Document, and such failure shall continue for more than five (5) Business Days after the Payor receives written notice thereof from the Holder;

(iii)

any representation or warranty made by the Payor herein or in any Transaction Document is breached in any material respect, and such breach is not cured within thirty (30) calendar days after the Payor receives written notice thereof from the Holder;

(iv)

a default, breach or “event of default” shall have occurred by or in respect of the Payor, the Company, or any of the Payor’s other subsidiaries, as borrowers under any instruments and agreements executed and delivered by such borrowers pursuant to the Victory Park Financing (the “Senior Credit Documents”);

(v)

the acceleration of any amounts due under any of the Senior Credit Documents;

(vi)

the Payor shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admits in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of it or any of its creditors, (D) be dissolved, liquidated or wound up; or (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(vii)

proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Payor or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Payor or the debts thereof under any bankruptcy insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(b)

Remedies. Upon the occurrence of an Event of Default specified in Section 3(a)(vi) or (vii) above, the outstanding Principal Amount and all other obligations hereunder shall automatically be and become immediately due and payable without notice or demand.  Upon the occurrence of any other Event of Default hereunder, the Holder may declare this Note and all payments due hereunder to be immediately due and payable. Upon the occurrence of any Event of Default, then, upon acceleration, the Holder shall be entitled to exercise at any time thereafter (to the extent and in such order or combination as the Holder may elect, in its sole and absolute discretion) any or all rights and remedies provided for and under this Note, under the Transaction Documents, at Law (including, without limitation, the Uniform Commercial Code), and in equity.

4.

Default Interest Rate.  In the event that any Event of Default shall occur beyond any applicable notice and cure period, the then outstanding Principal Amount shall bear interest at the rate of 10.00% per annum (the “Default Rate”).

5.

Prepayment.

(a)

Voluntary Prepayment.  Upon five (5) calendar days’ prior written notice to the Holder, the Payor may prepay this Note in full or in part, without any penalty, at any time or from time to time prior to the Maturity Date.

(b)

Prepayment upon Change of Control. Notwithstanding anything to the contrary contained in this Note, the entire then outstanding Principal Amount, together with all unpaid accrued interest thereon, shall mature and be due and payable upon the consummation of a Buyer Change of Control.

(c)

Mandatory Partial Prepayment.  With respect to each of the fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015, upon the earlier to occur of (x) five (5) days after the Payor finalizes its financial statements for such fiscal quarter and (y) the 60th after the last day of such fiscal quarter, the Payor shall pay to the Holder an amount equal to twenty-five percent (25%) of the Excess Cash Amount (as hereinafter defined) in prepayment of this Note. “Excess Cash Amount” shall be computed in accordance with GAAP and shall mean, for any fiscal quarter, (a) EBITDA for such fiscal quarter minus, without duplication, (b) the sum of each of the following to the extent paid in cash: (i) the aggregate amount of scheduled principal repayments (including without limitation, excess cash flow sweeps) on any indebtedness under the Senior Credit Documents (“Senior Debt”), (ii) interest on Senior Debt for such period, (iii) income tax expense for such period, (iv) the payment obligations under this Note, (v) the Earnout Consideration (solely to the extent satisfied in cash) and (vi) capital expenditures not financed by Senior Debt and made during such period.

(d)

Treatment of Prepayments.  Prepayments shall be applied (i) first, to any fees, costs or other charges payable hereunder, (ii) next, to accrued but unpaid interest, and (iii) then, to principal.

6.

Subordination.  The Holder and any subsequent holder of this Note, by its acceptance of this Note, agrees that the obligation of the Payor to make any payment hereunder is subject to that certain Subordination Agreement of even date herewith (the “Subordination Agreement”) by and among the Holder, the Payor, and Victory Park Management, LLC, as agent for the lenders in the Victory Park Financing (the “Senior Lenders”).  Subject to the rights of the Senior Lenders under the Subordination Agreement, nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as between the Payor and the Holder, the obligation of the Payor to pay to the Holder all or a portion of the payment obligations under this Note, including the payment of all principal and interest under this Note, as and when the same shall become due and payable in accordance with the terms hereof and the Purchase Agreement, or is intended to or shall affect the relative rights of the Holder and creditors of the Payor other than the Senior Lender.

7.

Security.  This Note is secured, inter alia, by the Escrow Shares pursuant to the Escrow Agreement.  After an Event of Default, if the Escrow Shares are released to the Holder pursuant to the Escrow Agreement, then, upon such delivery of the Escrow Shares to the Holder, all amounts due under this Note, including the principal amount of this Note and all accrued but unpaid interest due hereunder, shall be deemed paid and this Note shall be deemed satisfied in full, if, but only if, (x) 100% of the Escrow Shares (or at least 90% of the Escrow Shares, in the case of a cut-back required by the SEC as a result of limitations under SEC Rule 415, as defined in the Registration Rights Agreement) are subject to a then effective SEC registration statement having a customary plan of distribution for resale, (y) such Escrow Shares shall be freely tradable by the Holder, without restriction of any kind or nature (other than insider trading laws), and (z) the certificates evidencing such Escrow Shares shall be free of any legend or other restrictive notation.  If the conditions in clauses (x), (y) and (z) are not each satisfied at the time of release of the Escrow Shares to the Holder, then this Note, and the principal and accrued interest hereunder, shall remain outstanding except that it shall be deemed repaid from time to time, dollar for dollar, from the proceeds realized by the Holder from the sale or other disposition of the Escrow Shares.  The Holder may sell the Escrow Shares in accordance with the plan of distribution set forth in the aforesaid registration statement or in any other manner permitted by law.

8.

Usury Disclosure.  Regardless of any provision contained in this Note, it is expressly stipulated and agreed by the Payor (and, by the acceptance of this Note, the Holder) that the intent of the Payor and the Holder is to comply at all times with all usury and other applicable Laws relating to this Note.  If applicable Law would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, the indebtedness evidenced by this Note, or if any prepayment by the Payor or results in the Payor’s having paid any interest in excess of that permitted by applicable Law, then it is the Holder’s and the Payor’s express intent that all excess amounts theretofore collected by the Holder be credited to the Principal Amount (or, if this Note has been paid in full, refunded to the Payor), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then-applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

9.

Miscellaneous.

(a)

Cancellation.  After all payment obligations, including payment of the Principal Amount and all interest accrued thereon has been indefeasibly paid in full, the Holder will surrender this Note to the Payor for cancellation and this Note will not be reissued.

(b)

Lost, Stolen, Destroyed or Mutilated Note.  Upon receipt of evidence reasonably satisfactory to the Payor of the loss, theft, destruction or mutilation of this Note and upon surrender or cancellation of this Note if mutilated, the Payor shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

(c)

Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  The Payor may not assign this Note or delegate any of its obligations hereunder without the prior written consent of the Holder, except that no such consent of the Holder shall be required for any such assignment and delegation by the Payor to any successor to the Payor in connection with a Buyer Change in Control to the extent that simultaneously with the consummation of such Buyer Change of Control all of the principal and interest payable under this Note is indefeasibly paid to the Holder; provided, however, that the Holder shall be permitted to freely assign this Note for estate planning purposes, either during his lifetime or on death by will or intestacy to his spouse, child (natural or adopted), or any other direct lineal descendant of the Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such family member.

(d)

Waiver and Amendment.  The term “Note” as used herein shall mean this instrument as originally executed or, if later amended, supplemented, modified or restated, then as so amended, supplemented, modified or restated.  Any provision of this Note may be amended, waived or modified only upon the written consent of the Payor and the Holder.  No previous waiver or failure or delay by the Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach or default under this Note.  A waiver of any term of this Note shall be limited to the express terms of such waiver, and shall not constitute a waiver of any subsequent obligation of the Payor.  The acceptance at any time by the Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(e)

Severability.  If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect under applicable Law, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note.

(f)

Titles and Subtitles.  The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(g)

Notices.  Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be (i) delivered personally, (ii) mailed by certified mail, postage prepaid, return receipt requested, or (iii) delivered by Fedex or similar overnight courier, in each case to the address set forth below (or to such other address in the United States as the applicable party below may indicate from time to time by notice delivered in accordance with this Section 9(g):

If to the Payor:

Social Reality, Inc.

457 Seaton Street

Los Angeles, CA 90013

Email: chris@socialreality.com

Attn:

Christopher Miglino

With a copy (which shall not constitute notice) to:

Pearlman Schneider LLP

220 Corporate Boulevard, N.W.

Suite 201

Boca Raton, FL 33431

Email: jim@pslawgroup.net

Attn:

James M. Schneider, Esq.

If to the Holder:

Richard Steel

_______________
_______________

Email: rich@steelmediainc.com

With a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Email: ssiesser@lowenstein.com

Attention:  Steven E. Siesser, Esq.

Notices shall be deemed received (i) upon receipt if delivered personally, (ii) on the third Business Day after the date of mailing if mailed by certified mail, postage prepaid, return receipt requested, or (iii) on the next Business Day if dispatched by Fedex or similar overnight courier.

(h)

Submission to Jurisdiction.  Each of the Payor and the Holder, by its acceptance hereof, hereby irrevocably submits to the non-exclusive jurisdiction of any federal or state court located within Los Angeles County, with respect to any dispute brought against the Payor and Contra Costa County, with respect to any dispute brought against the Holder, over any dispute arising out of or relating to this Note and each of the Payor and the Holder, by its acceptance hereof, hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.  Each of the Payor and the Holder, by its acceptance hereof, hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the Payor and the Holder, by its acceptance hereof, agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(i)

Consent to Services of Process.  Each of the Payor and the Holder, by its acceptance hereof, hereby consents to process being served by the Payor or the Holder, as the case may be, in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 9(g).

(j)

Waiver of Trial by Jury.  EACH OF THE PAYOR AND THE HOLDER, BY ITS ACCEPTANCE HEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, OR ANY ACTS OR OMISSIONS OF ANY PARTY OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, DIRECTORS, OR AGENTS IN CONNECTION THEREWITH.

(k)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

(l)

Time is of the Essence.  Time is of the essence with respect to each and every obligation of the Payor hereunder.

(m)

Cumulative Remedies.  The Holder’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Holder may have under other agreements, at law or in equity.

(n)

No Formalities for Payment; Etc.  This Note and all payment obligations hereunder shall be due and payable without presentment, protest or any other similar formality.  The Payor hereby forever waives presentment, protest or notice of dishonor.  The Payor also waives all defenses based on suretyship, impairment of collateral or otherwise.

(o)

Collection Expenses.  Any payment made or expense incurred by the Holder (including, without limitation, legal fees and expenses) in connection with the exercise of any rights or remedies pursuant to this Note shall be paid by the Payor on demand.

(p)

Set-Off.  Except to the extent expressly set forth in the Purchase Agreement, the Payor shall not, and shall not have the right to, set off any amounts due and owing by it under this Note against any payment or other obligation due and owing to the Payor by the Holder.  The Holder shall have the right to satisfy any of its indemnification obligations under the Purchase Agreement by reducing, dollar-for-dollar, the amount due to the Holder under this Note (any such reduction shall be applied first to reduce any accrued but unpaid interest then outstanding under this Note and next to reduce the Principal Amount then outstanding under this Note) by delivering written notice thereof to the Payor.

IN WITNESS WHEREOF, the Payor has caused this Note to be executed and delivered as of the date first written above.

SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino
Name:	Christopher Miglino
Title:	Chief Executive Officer